EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2024 Second Quarter and YTD

Jacksonville, FL, May 15, 2024 /Accesswire/ – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company”, “GEE Group”, “us”, “our”, or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2024 second quarter and year to date results for the period ended March 31, 2024. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

2024 Second Quarter and YTD Highlights

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Consolidated revenues for the three and six-month periods ended March 31, 2024 were $28.0 million and $58.7 million, down 28% and 27%, respectively, over the comparable fiscal 2023 periods. The decrease in consolidated revenues was mainly attributable to companies delaying the initiation of projects requiring contingent labor and additional permanent hires due to the continuation of macroeconomic weakness and uncertainties, including persistent inflation, interest rate volatility, layoffs in the information technology sector and the possibility of recession, which continued to negatively impact the Company’s results through the six months ended March 31, 2024.

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Professional contract services revenues for the three and six-month periods ended March 31, 2024 were $23.1 million and $48.2 million, down $7.6 million and $14.3 million, respectively, compared with the same fiscal 2023 periods. Industrial contract services revenues for the three and six-month periods ended March 31, 2024 were $2.5 million and $5.0 million, down $0.7 million and $1.9 million, respectively, compared with the same fiscal 2023 periods. These decreases were driven by the macroeconomic factors outlined above which resulted in decreases in job orders from clients, as well as difficulty in filling existing orders due to a shortage of qualified temporary labor.

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Direct hire placement revenues for the three and six-months ended March 31, 2024 were $2.4 million and $5.5 million, as compared with $4.9 million and $10.6 million, for the three and six-months ended March 31, 2023, respectively. Direct hire placement opportunities are highly cyclical, tending to rise during the midpoint and latter stages of an economic recovery and lead the decline in hiring during the initial phase of an economic slowdown and possible recession. Demand for the Company’s direct hire services was higher in the first quarter of fiscal 2023, following record highs in fiscal 2022, which were driven by post-COVID employment recovery trends at that time, and is down for the three months and six months ended March 31, 2024 due to challenging economic conditions. Similar contract and direct hire services performance challenges as those experienced by the Company are also being experienced in the broader U.S. staffing industry.

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Gross profits and gross margins were $8.7 million, and 31.3%, and $18.5 million, and 31.5%, for the three and six-month periods ended March 31, 2024, respectively, compared to $13.2 million, and 34.0%, and $27.6 million, and 34.5%, respectively, for the comparable fiscal 2023 periods. The decreases in gross profit and gross margin are mainly attributable to the lower revenue including the relative mix of direct hire revenue to total revenue, which has 100% gross margin. Increases in contractor pay and other employment costs associated with inflation have resulted in some spread compression within the Professional Services Segment during the six-month period ended March 31, 2024. The Company has stepped-up counter-inflationary measures, including increases in mark-ups, bill rates and spreads in order to ameliorate recent margin compression. As a result, our Professional Contract services gross margin improved by about 30 basis points during the three months ended March 31, 2024, when compared with the three months ended March 31, 2023. GEE Group’s current gross margin percentages remain relatively high and very competitive, as compared to its peer group.

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Selling, general and administrative expenses (“SG&A”) for the three and six-month periods ended March 31, 2024 were $10.0 million and $20.6 million, down 15% and 16%, respectively, compared with the same fiscal 2023 periods. SG&A for the three and six-month periods ended March 31, 2024, as a percentage of revenues, was 35.7% and 35.1%, respectively, as compared to 30.1% and 30.6% for the three and six-month periods ended March 31, 2023. The increase in SG&A expenses as a percentage of revenues during the first half of fiscal 2024 was primarily attributable to the declines in revenues in relation to the level of fixed SG&A expenses, including fixed personnel-related expenses, occupancy costs, job boards and applicant tracking systems. Certain non-cash costs and other expenses incurred also were higher in the quarter over quarter comparison. These were mainly comprised of expenses associated with legal proceedings, former closed and consolidated locations, review of strategic alternatives advisory fees, and personnel costs associated with eliminated positions that are not expected to reoccur. These costs were $1.0 million and $0.1 million for the six-month periods ended March 31, 2024 and 2023, respectively. We also have selectively and prudently made investments by hiring new revenue producing personnel and instituted sales and pricing initiatives in order to grow our client base and obtain additional orders from existing clients in key markets and improve profitability.

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Net income (loss) for the three and six-month periods ended March 31, 2024, was $(1.0) million, or $(0.01) per diluted share, and $(2.6) million, or $(0.02) per diluted share, as compared with net income of $0.7 million, or $0.01 per diluted share, and $1.3 million, or $0.01 per diluted share for the three and six-month periods ended March 31, 2023. These decreases are consistent with the decreases we have experienced in customer job orders and revenues, especially in direct hire placements, as discussed above.

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Adjusted EBITDA (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2024, was $(0.6) million and $(0.8) million, respectively, as compared with $1.7 million and $3.7 million, respectively, from comparable fiscal 2023 periods. As discussed above, higher direct hire revenues and gross profit in fiscal 2023, and recent negative market conditions for staffing, including fewer job orders, wage inflation and other costs were the primary drivers of the decline in earnings during the three-month and six-month periods ended March 31, 2024, compared with comparable prior periods. Reconciliations of net income (loss) to non-GAAP Adjusted EBITDA are attached hereto.

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Free cash flow (a non-GAAP financial measure) year to date for fiscal 2024 was $0.4 million, as compared with $1.3 million for the first half of fiscal 2023. Reconciliations of cash flow from operating activities to non-GAAP free cash flow are attached hereto.

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As of March 31, 2024, cash balance of $21.2 million, borrowing availability under GEE Group’s bank ABL credit facility was $8.2 million which remains undrawn and net working capital of $27.4 million. As of March 31, 2024, current ratio of 3.9, shareholders’ equity of $105.5 million, and zero long term debt.

•	Net book value per share and net tangible book value per share were $0.92 and $0.32, respectively, as of March 31, 2024.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are in the midst of a very difficult macroeconomic environment that has severely impacted client demand for the use of contingent labor and permanent hires. These conditions have negatively impacted the number of job orders received and the number of qualified candidates available to fill orders for placements across all of our lines of business. Likewise, the U.S. Staffing Industry, as a whole, has experienced declines in overall volume and financial performance and the outlook is mixed as to when these conditions may be expected to definitively subside. However, we are seeing some positive leading indicators in the current quarter and are hopeful for continuing improvement of the demand environment. Revenues and orders for the month of April were up as was our metric for revenue per billing day. Although revenues and orders have been significantly down so far in 2024, we have nonetheless continued to maintain very good client retention, which was at 90% and above with regard to our largest accounts, during March and April 2024, as compared with the same months in 2023. And like many, we remain cautiously optimistic for an upward turn in the current economy and labor conditions sometime in the near future. In the meantime, we are taking aggressive actions to prudently manage our businesses and judiciously add talent internally so that we are fully prepared for the eventual recovery. At the same time, we remain prepared to move aggressively to take more costs out should present conditions instead continue or worsen in the near-term. Underpinning all our efforts are our people, who are the best in the business at identifying, recruiting and placing the optimal talent to meet our clients' unique and ever-evolving needs, even through economic challenges.”

Mr. Dewan added, “Less than a month ago, we announced the completion of a review of strategic alternatives with the assistance of the investment banking firm, DC Advisory. We are following through with and implementing DC Advisory’s recommendations, which include making prudent investments in both organic and M&A growth. With the Company’s excess cash and available financing, we have been adding and training new professional producers and revving up GEE Group’s sales initiatives; and working on moving forward with our M&A target list and socializing with several targets at this stage.

We paused the Company’s share repurchases on December 31, 2023, having purchased 6.1 million shares of common stock, or just over 5% of our outstanding shares at the beginning of the program. For now, our Board and management have determined that it is prudent to discontinue share repurchases, at least until we gain more clarity on when the market conditions for the staffing industry will improve. Share repurchases will always be considered as a part of our capital allocation strategy and as a bona fide alternative use of our excess capital, if and when prudent. However, in the context of our overall growth strategy and goals it is not, by itself, a long-term growth strategy. Evaluation of alternative uses of GEE Group's capital is an on-going priority and process and decisions always will be made with the objectives being optimizing growth in shareholder value and maximizing shareholder returns.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2024 fiscal second quarter and YTD highlights and results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Quarterly Report on Form 10-Q, and its most recent Annual Report on Form 10-K, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein include the use of non-GAAP financial measures and related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information also are presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, which are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements Safe Harbor" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP adjusted net income (loss) is defined as net income (loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss). Non-GAAP free cash flow is defined as cash flows from operating activities, less capital expenditures.

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Non-GAAP adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income (loss) reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net income (loss) to non-GAAP adjusted net income (loss), net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Three Month Periods Ended March 31,
(In thousands)
	2024	2023
Net income (loss)	$(1,008)	$658
Non-cash stock compensation	157	126
Non-cash goodwill impairment charge	-	-
Severance agreement	-	-
Settlement of legal matter	-	-
Acquisition, integration & restructuring	452	65
Other losses (gains)	-	-
Non-GAAP adjusted net income (loss)	$(399)	$849

Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Six Month Periods Ended March 31,
(In thousands)
	2024	2023
Net income (loss)	$(2,563)	$1,312
Non-cash stock compensation	310	500
Severance agreements	300	-
Acquisition, integration & restructuring	696	110
Other losses (gains)	5	-
Non-GAAP adjusted net income (loss)	$(1,252)	$1,922

Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended March 31,
(In thousands)
	2024	2023
Net income (loss)	$(1,008)	$658
Interest expense	67	73
Interest income	(179)	(95)
Income taxes	(915)	58
Depreciation	77	98
Amortization	719	719
Non-GAAP EBITDA	(1,239)	1,511
Non-cash stock compensation	157	126
Acquisition, integration & restructuring	452	65
Non-GAAP adjusted EBITDA	$(630)	$1,702

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Six Month Periods Ended March 31,
(In thousands)
	2024	2023
Net income (loss)	$(2,563)	$1,312
Interest expense	138	146
Interest income	(369)	(133)
Income taxes	(915)	131
Depreciation	161	199
Amortization	1,439	1,439
Non-GAAP EBITDA	(2,109)	3,094
Non-cash stock compensation	310	500
Severance agreements	300	-
Acquisition, integration & restructuring	696	110
Other losses (gains)	5	-
Non-GAAP adjusted EBITDA	$(798)	$3,704

Reconciliation of Net Cash provided by Operating Activities to
Non-GAAP Free Cash Flow
Six Month Periods Ended March 31,
(In thousands)
	2024	2023
Net cash provided by operating activities	$423	$1,439
Acquisition of property and equipment	(38)	(84)
Non-GAAP free cash flow	$385	$1,355

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands, except basic and diluted earnings per share)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
NET REVENUES:
Contract staffing services	$25,595	$33,976	$53,171	$69,377
Direct hire placement services	2,455	4,883	5,510	10,630
NET REVENUES	28,050	38,859	58,681	80,007

Cost of contract services	19,283	25,643	40,178	52,400
GROSS PROFIT	8,767	13,216	18,503	27,607

Selling, general and administrative expenses	10,006	11,705	20,612	24,513
Depreciation expense	77	98	161	199
Amortization of intangible assets	719	719	1,439	1,439
INCOME (LOSS) FROM OPERATIONS	(2,035)	694	(3,709)	1,456
Interest expense	(67)	(73)	(138)	(146)
Interest income	179	95	369	133
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,923)	716	(3,478)	1,443
Provision for income tax expense (benefit)	(915)	58	(915)	131
NET INCOME (LOSS)	$(1,008)	$658	$(2,563)	$1,312

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$0.01	$(0.02)	$0.01
DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.01	$(0.02)	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	108,772	114,450	109,339	114,450
DILUTED	108,772	115,185	109,339	115,226

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)

	March 31, 2024	September 30, 2023
ASSETS
CURRENT ASSETS:
Cash	$21,200	$22,471
Accounts receivable, less allowances ($573 and $562, respectively)	14,217	18,451
Prepaid expenses and other current assets	1,395	847
Total current assets	36,812	41,769
Property and equipment, net	715	846
Goodwill	61,293	61,293
Intangible assets, net	6,967	8,406
Deferred tax assets, net	7,759	7,064
Right-of-use assets	3,057	3,637
Other long-term assets	409	596
TOTAL ASSETS	$117,012	$123,611

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,534	$2,762
Accrued compensation	4,336	5,464
Current operating lease liabilities	1,331	1,475
Other current liabilities	1,172	1,778
Total current liabilities	9,373	11,479
Noncurrent operating lease liabilities	2,001	2,470
Other long-term liabilities	165	361
Total liabilities	$11,539	$14,310

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 108,772 shares outstanding at March 31, 2024, and 114,900 shares issued and 111,489 shares
outstanding at September 30, 2023	113,225	112,915
Accumulated deficit	(4,193)	(1,630)
Treasury stock, at cost - 6,128 shares at March 31, 2024 and 3,411 shares at September 30, 2023	(3,559)	(1,984)
Total shareholders' equity	105,473	109,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$117,012	$123,611

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include without limitation information relating to our intended share repurchases, the amount and timing of share repurchases, the possibility that the share repurchase program may be discontinued or suspended, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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